THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 12, 2014, among Service Corporation International, a Texas corporation (the “Parent”), the parent of Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), the Company, the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an indenture dated as of April 18, 2011 (the “Indenture”), as amended and supplemented by a first supplemental indenture, dated as of June 12, 2013, among the Company, the Guarantors and the Trustee and by a second supplemental indenture, dated as of December 23, 2013, among the Parent, the Company, the Guarantors and the Trustee, providing for the issuance of the Company’s 6.50% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend certain terms of the Indenture with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Notes;

WHEREAS, the Company has offered to purchase for cash all of the Notes and has solicited consents to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 28, 2014 (the “Offer to Purchase”);

WHEREAS, the Company has obtained the consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in principal amount of the outstanding Notes; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Defined Terms.  Unless otherwise defined herein, as used in this Supplemental Indenture, terms defined in the Indenture have the definitions contained therein.

2.           Amendments to Indenture.  The following amendments shall automatically become effective as of the Operative Time (as defined below):

(a)	Section 3.03 of the Indenture shall be amended by replacing “30 days” with “three business days”

(b)	Sections 4.03 through 4.04 of the Indenture shall be amended and restated in their entirety to read as follows:

“Section 4.03          [Intentionally Omitted]

Section 4.04            [Intentionally Omitted]”

(c)	Sections 4.06 through 4.11 of the Indenture shall be amended and restated in their entirety to read as follows:

“Section 4.06          [Intentionally Omitted]

Section 4.07            [Intentionally Omitted]

Section 4.08            [Intentionally Omitted]

Section 4.09            [Intentionally Omitted]

Section 4.10            [Intentionally Omitted]

Section 4.11            [Intentionally Omitted]”

(d)	Section 5.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 5.01          Merger Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all of the properties and assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1)      either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

(2)      [Intentionally Omitted]

(3)      each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.”

(e)	Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 6.01.     Events of Default.

Each of the following is an Event of Default:

(1)             default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2)             default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any on, the Notes;

(3)             failure by the Company or any of its Subsidiaries to comply with the provisions described in Section 5.01 hereof;

(4)             [Intentionally Omitted];

(5)             [Intentionally Omitted];

(6)             [Intentionally Omitted];

(7)             except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary (or any Subsidiaries that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8)             the Company, pursuant to or within the meaning of Bankruptcy Law:

i.	commences a voluntary case, or

ii.	consents to the entry of an order for relief against it in an involuntary case, or

iii.	consents to the appointment of a custodian of it or for all or substantially all of its property, or

iv.	makes a general assignment for the benefit of its creditors, or

v.	generally is not paying its debts as they become due; and

(9)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

i.	is for relief against the Company in any involuntary case, or

ii.	appoints a custodian of the Company for all or substantially all of the property of the Company, or

iii.	orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 consecutive days.”

(f)	The Indenture is hereby amended by deleting from the Indenture any definitions that are used solely in sections deleted by this Supplemental Indenture.

(g)	All references to Sections 4.03, 4.04. 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 5.01 and 6.01 shall mean references to such sections as amended by this Supplemental Indenture.

3.           Operative Time of Amendments to Indenture.  The amendments to the Indenture set forth in Section 2 of this Supplemental Indenture shall not become operative until the first acceptance of the Notes by the Company for payment pursuant to the Offer to Purchase (such time, the “Operative Time”).  Subject to the foregoing sentence, from and after the date of this Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

4.           Amendments to the Notes.  Effective as of the Operative Time, any of the terms or provisions present in the Notes that related to any of the provisions of the Indenture amended by Section 2 of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.

5.           Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and each reference to the Indenture shall mean the Indenture as supplemented by this Supplemental Indenture.

6.           Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.           Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Parent, the Company and the Guarantors, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

10.        Severability.  In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the date first written above.

SERVICE CORPORATION INTERNATIONAL, as Parent

By:	/s/ Eric D. Tanzberger
	Name:	Eric D. Tanzberger
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Third Supplemental Indenture]

STEWART ENTERPRISES, INC. as Company

/s/ Curtis G. Briggs
Name:	Curtis G. Briggs
Title:	President

[Third Supplemental Indenture]

FOREST HILLS CEMETERY, LLC
GRIFFIN-LEGGETT INSURANCE AGENCY, LLC
S. E. FUNERAL HOMES OF ARKANSAS, LLC
S.E. FUNERAL HOMES OF CALIFORNIA, INC.
S.E. COMBINED SERVICES OF CALIFORNIA, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
CHEATHAM HILL MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
S.E. CEMETERIES OF ALABAMA, LLC
S.E. COMBINED SERVICES OF ALABAMA, LLC
S.E. FUNERAL HOMES OF ALABAMA, LLC
ROSE HAVEN FUNERAL HOME AND CEMETERY, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E. FUNERAL HOMES OF TENNESSEE, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
FUNERAL SECURITY PLANS, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
CATAWBA MEMORIAL PARK, INC.
GARRETT — HILLCREST, INC.
McLAURIN’S FUNERAL HOME, INC.

[Third Supplemental Indenture]

S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY PFP, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
DRUID RIDGE CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
ABBY PLAN OF TEXAS, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
SIMPLICITY PLAN OF TEXAS, INC.
S.E. COMBINED SERVICES OF TEXAS, INC.
S.E. FUNERAL HOME OF COPPELL, TEXAS, INC
GRIFFIN-LEGGETT, LLC
S.E. ACQUISITION OF CALIFORNIA, INC.
CEMETERY MANAGEMENT, INC.
EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
BALLYHOO INNOVATIONS, INC.
STEWART ENTERPRISES (EUROPE), INC.
S.E. MID-ATLANTIC, INC.

[Third Supplemental Indenture]

LAKEWOOD MEMORIAL PARK, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
LAKE LAWN METAIRIE FUNERAL HOME
S.E. FUNERAL HOMES OF FLORIDA, LLC
S.E. CEMETERIES OF FLORIDA, LLC
S.E. COMBINED SERVICES OF FLORIDA, LLC
EMPRESAS STEWART-FUNERARIAS, INC.
ENDURING MEMORIES, INC.
NAILKNOT, LLC
S.E. CEMETERIES OF VIRGINIA, LLC
S.E. FUNERAL HOMES OF VIRGINIA, LLC
STEWART RESOURCE CENTER, LLC
ACME MAUSOLEUM, LLC
S.E. CEMETERIES OF LOUISIANA, LLC
S.E. FUNERAL HOMES OF LOUISIANA, LLC
STEWART SERVICES, LLC
SYMPATHYSHOP.COM, L.L.C.
S.E. SOUTH-CENTRAL, LLC
KANAWHA PLAZA PARTNERSHIP

as Guarantors

By:	/s/ Curtis G. Briggs
	Name:	Curtis G. Briggs
	Title:	Authorized Signatory

[Third Supplemental Indenture]

U.S. Bank National Association as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

[Third Supplemental Indenture]